UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒ Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Randolph Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

10 Cabot Place, Stoughton, MA 02072

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Randolph Bancorp, Inc., the holding company for Envision Bank, which will be held on May 24, 2021 at 4:00 p.m., local time. In light of public health concerns surrounding COVID-19 and out of concern for the health and well-being of our employees and shareholders, the Annual Meeting will be held virtually via remote communication.  Shareholders will not be able to attend the Annual Meeting in person.

Shareholders wishing to attend the Annual Meeting virtually via remote communication should visit https://services.choruscall.com/links/rndb210524.html and enter the requested information.  Alternatively, you may attend by telephone and dial (toll free) 1-877-270-2148 by no later than 3:45 p.m., local time, on May 24, 2021 and ask to be joined to the Randolph Bancorp, Inc. call. Shareholders will be provided an opportunity to ask questions during the Annual Meeting and may vote during the Annual Meeting by following the instructions for voting via internet provided in the proxy card. The deadline for voting via the internet is 4:15 p.m., local time on May 24, 2021.

The Board of Directors of Randolph Bancorp, Inc. has determined that an affirmative vote on the matters to be considered at the annual meeting is in the best interests of Randolph Bancorp, Inc. and its shareholders and unanimously recommends a vote “FOR” these matters.

Please complete, sign and return the proxy card promptly. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting via the internet during the annual meeting but will assure that your vote is counted if you cannot attend.

On behalf of the Board of Directors and the employees of Randolph Bancorp, Inc. and Envision Bank, we thank you for your continued support and look forward to your participation in the annual meeting.

Sincerely,

William M. Parent
President and Chief Executive Officer

Stoughton, Massachusetts

April 9, 2021

RANDOLPH BANCORP, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on May 24, 2021

Dear Shareholder:

You are invited to attend the 2021 Annual Meeting of Shareholders of Randolph Bancorp, Inc., which will be held on May 24, 2021 at 4:00 p.m., local time.  In light of the public health concerns surrounding COVID-19 and out of concern for the health and well-being of our employees and shareholders, the Annual Meeting will be held virtually via remote communication.  Shareholders will not be able to attend the Annual Meeting in person.

Shareholders wishing to attend the Annual Meeting virtually via remote communications should visit https://services.choruscall.com/links/rndb210524.html and enter the requested information.  Alternatively, you may attend by telephone and dial (toll free) 1-877-270-2148 by no later than 3:45 p.m., local time, on May 24, 2021 and ask to be joined to the Randolph Bancorp, Inc. call. Shareholders will be provided an opportunity to ask questions during the Annual Meeting and may vote during the Annual Meeting by following the instructions for voting via internet provided in the proxy card.  The deadline for voting via the internet is 4:15 p.m., local time on May 24, 2021.

The annual meeting will be held for the following purposes:

1.	To elect three Class II director nominees to serve on our Board of Directors for a term of three years, in each case until their respective successors are duly elected and qualified;
2.	To ratify the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and
3.	To approve the Randolph Bancorp, Inc. 2021 Equity Incentive Plan.

In addition, shareholders may be asked to consider and vote upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof.

Any action may be taken on the foregoing matters at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned, or to which the annual meeting may be postponed.

Our Board of Directors has fixed the close of business on March 19, 2021 as the record date for determining the shareholders entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof.

By Order of the Board of Directors,

Lauren B. Messmore
Executive Vice President, Chief Financial Officer, and Secretary

Stoughton, Massachusetts

April 9, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL SHAREHOLDER MEETING TO BE HELD ON MAY 24, 2021.

On or about April 9, 2021, we mailed a Notice of Internet Availability of Proxy Materials (the "Notice") to all shareholders of record as of March 19, 2021, containing instructions on how to access our Proxy Statement, Form 10-K and Annual Report and vote your shares. The Notice also contains instructions on how you can (i) receive a paper copy of the proxy materials, if you only received the Notice by mail, or (ii) elect to receive your proxy materials over the Internet.

Please carefully read the proxy statement and other proxy materials and complete a proxy for your shares as soon as possible. You may authorize your proxy via the internet by following the instructions on the website indicated in this proxy statement. You may vote via the internet during the annual meeting, even if you previously have submitted your proxy. However, please note that if your shares are held of record by a bank, broker, or other nominee and you wish to vote via the internet during the annual meeting, you must obtain a proxy issued in your name from such bank, broker, or other nominee.

Randolph Bancorp, Inc.

10 Cabot Place

Stoughton, Massachusetts 02072

PROXY STATEMENT

FOR OUR 2021 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 24, 2021

These proxy materials are being made available in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Randolph Bancorp, Inc., a Massachusetts corporation, for use at our 2021 annual meeting of shareholders to be held virtually on May 24, 2021, at 4:00 p.m., local time, via remote communication, or at any postponement or adjournment of the annual meeting. References in this proxy statement to “we,” “us,” “our,” “ours,” or the “Company” refer to Randolph Bancorp, Inc., unless the context otherwise requires. This proxy statement and form of proxy have been made available to our shareholders on the internet and the Notice of Internet Availability of Proxy Materials has been mailed to shareholders on or about April 9, 2021.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why are you holding a virtual annual meeting?

Due to public health and travel concerns that our shareholders may have and the protocols that federal, state and local governments continue to impose in response to the COVID-19 pandemic, we are holding our annual meeting virtually by means of remote communication.

How do I register for and access the virtual annual meeting?

Shareholders who wish to attend the virtual annual meeting must visit https://services.choruscall.com/links/rndb210524.html and enter the requested information.  Alternatively, you may attend by telephone and dial (toll free) 1-877-270-2148 by no later than 3:45 p.m., local time, on May 24, 2021 and ask to be joined to the Randolph Bancorp, Inc. call.

Who is entitled to vote at the annual meeting?

Holders of record of our common stock, $0.01 par value per share, at the close of business on March 19, 2021, the record date for the annual meeting, are entitled to receive notice of the annual meeting and to vote at the annual meeting. If you are a holder of record of our common stock as of the record date, you may vote the shares that you held on the record date even if you sell such shares after the record date. Each outstanding share of common stock as of the record date entitles its holder to cast one vote for each matter to be voted upon and, with respect to the election of directors, one vote for each director to be elected. Shareholders do not have the right to cumulate voting for the election of directors.

What is the purpose of the annual meeting?

At the annual meeting, you will be asked to vote on the following proposals:

•

Proposal 1: The election of three Class II director nominees to serve on our Board of Directors for a term of three years, in each case until their respective successors are duly elected and qualified;

•	Proposal 2: The ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and
•	Proposal 3: The approval of the Randolph Bancorp, Inc. 2021 Equity Incentive Plan.

You also may be asked to consider and act upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof.

What constitutes a quorum?

The presence, in person or by proxy, of holders of a majority of the votes entitled to be cast at the annual meeting is necessary to constitute a quorum for the transaction of any business at the annual meeting. As of March 19, 2021, there were 5,392,886 shares outstanding and entitled to vote at the annual meeting.

Each share of common stock outstanding on the record date is entitled to one vote on each matter properly submitted at the annual meeting and, with respect to the election of directors, one vote for each director to be elected. Abstentions and “broker non-votes” (i.e., shares represented at the meeting held by brokers, as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which, on a particular matter, the broker does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the annual meeting.

What vote is required to approve each proposal?

With respect to Proposal 1, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election. Abstentions and broker non-votes with respect to Proposal 1 will have no effect on the election of directors. Proposals 2 and 3 will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes with respect to Proposals 2 and 3 will have no effect on the votes for this proposal.

Can I change my vote after I submit my proxy?

If you cast a vote by proxy, you may revoke it at any time before it is voted by:

•	filing a written notice revoking the proxy with our Secretary at our address;
•	properly submitting to us a proxy with a later date; or
•	voting via the internet during the annual meeting.

If you attend the annual meeting by remote telephonic access, you may vote by following the voting via the internet instruction provided in your proxy card whether or not you previously have given a proxy, but your attendance (without further action) at the annual meeting by remote telephonic access will not constitute revocation of a previously given proxy. Unless you have received a legal proxy to vote the shares, if you hold your shares through a bank, broker, or other nominee, that is, in “street name,” only that bank, broker, or other nominee can revoke your proxy on your behalf.

You may revoke a proxy for shares held by a bank, broker, or other nominee by submitting new voting instructions to the bank, broker, or other nominee or, if you have obtained a legal proxy from the bank, broker, or other nominee giving you the right to vote the shares at the annual meeting and voting by following the voting via the internet instruction provided in the legal proxy.

How do I vote?

Voting by proxy for shares registered in your own name. If your shares are registered directly in your name with our transfer agent, the Notice of Internet Availability of Proxy Materials was sent directly to you by us. In that case, you may instruct the proxy holders named in the proxy card how to vote your shares of common stock in one of the following ways:

•

Vote online. You can access proxy materials and vote at www.voteproxy.com. To vote online, you must have a shareholder identification number provided in the Notice of Internet Availability of Proxy Materials.

•	Vote by regular mail. If you would like to vote by mail, then please mark, sign, and date your proxy card and return it promptly in the postage-paid envelope provided.

Voting by proxy for shares registered in street name. If your shares are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted.

Even if you plan to attend the annual meeting by remote telephonic access, we recommend that you submit a proxy to vote your shares in advance so that your vote will be counted if you later are unable to attend the annual meeting.

How is my vote counted?

If you authorize your proxy to vote your shares electronically via the internet or, if you received a proxy card by mail and you properly marked, signed, dated, and returned it, the shares that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, your shares will be voted “for” the election of the nominees for the directors named in this proxy statement, “for” ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, and “for” approval of the Randolph Bancorp, Inc. 2021 Equity Incentive Plan. It is not anticipated that any matters other than those set forth in this proxy statement will be presented at the annual meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

How does the Board recommend that I vote on each of the proposals?

The Board recommends that you vote:

•

FOR Proposal 1: The election of Daniel M. Joyce, Kenneth K. Quigley, Jr., Esq. and Louis J. Trubiano as Class II directors to serve on our Board of Directors for a term of three years, in each case until their respective successors are duly elected and qualified;

•	FOR Proposal 2: The ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and
•	FOR Proposal 3: The approval of the Randolph Bancorp, Inc. 2021 Equity Incentive Plan.

What other information should I review before voting?

Our 2020 Annual Report on Form 10-K, including our consolidated financial statements for the fiscal year ended December 31, 2020, is being made available to you along with this proxy statement. You may obtain, free of charge, copies of our 2020 Annual Report on Form 10-K on our website at www.randolphbancorp.com or by directing your request in writing to 10 Cabot Place, Stoughton, Massachusetts 02072, Attention: Investor Relations. The 2020 Annual Report on Form 10-K, however, is not part of the proxy solicitation materials, and the information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.

Who is soliciting my proxy?

This solicitation of proxies is made by and on behalf of the Board. We will pay the cost of the solicitation of proxies. We also will request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send a Notice of Internet Availability of Proxy Materials to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses. We have engaged Laurel Hill Advisory Group, LLC to solicit proxies held by brokers and nominees for a fee of $5,000, and will reimburse it for reasonable out-of-pocket expenses incurred in the solicitation of proxies.

Why didn’t I automatically receive a paper copy of the proxy statement, proxy card and annual report?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials via the internet. Accordingly, rather than paper copies of our proxy materials, we are sending a Notice of Internet Availability of Proxy Materials to our shareholders.

How can I change how I receive proxy materials in the future?

The Notice of Internet Availability of Proxy Materials includes instructions on how to access our proxy materials over the internet at www.randolphbancorp.com and how to request a printed set of the proxy materials by mail or an electronic set of materials by e-mail. Instead of receiving a Notice of Internet Availability of Proxy Materials in the mail, shareholders may elect to receive future proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Choosing to receive future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the environmental impact of the annual meeting. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. You can change your election by sending a blank e-mail with the 16-digit control number on your proxy card to sendmaterial@voteproxy.com, via the internet at www.voteproxy.com or by telephone at (800) 579-1639. Your election to receive future proxy materials by e-mail will remain in effect until you terminate it.

No person is authorized on our behalf to give any information or to make any representations with respect to the proposals other than the information and the representations contained in this proxy statement, and, if given or made, such information and/or representations must not be relied upon as having been authorized.

PROPOSAL 1: ELECTION OF DIRECTORS

Our articles of organization provide that the size of the Board will be determined from time to time by resolution of the Board. Our articles of organization also provide that no director shall serve after attaining age 75 or generally after completing seven terms, except for the limited situations as set forth in the articles of organization. The Board currently consists of nine directors. Our articles of organization provide for a classified Board of Directors consisting of three classes of directors. We currently have three directors in Class I, three directors in Class II, and three directors in Class III, each serving a staggered three-year term.

The Board, upon the recommendation of the governance committee, has nominated Daniel M. Joyce, Kenneth K. Quigley, Jr., Esq. and Louis J. Trubiano as Class II directors to serve on our Board for a term of three years. Each of these nominees is a current director of the Company. The Board anticipates that each nominee will serve, if elected, as a director. However, if any nominee is unable to accept election, proxies voted in favor of such nominee will be voted for the election of such other person or persons as the Board may select. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election.

We will treat broker non-votes as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes, if any, will have no effect on this proposal.

The Board unanimously recommends that you vote FOR each of the director nominees.

Information Regarding Directors and Nominees

The following table and biographical descriptions set forth certain information with respect to each director and director nominee based upon information furnished by each director. The biographical information includes the specific experience, qualifications, attributes and skills that led to the conclusion by our Board that such person should serve as a director.

Name	Age	Position	Independent	Director Since	Term Expires
Nominees:
Daniel M. Joyce	65	Director	Yes	2012	2021
Kenneth K. Quigley, Jr., Esq.	62	Director and Chair	Yes	2013	2021
Louis J. Trubiano	70	Director	Yes	2007	2021

Continuing Directors:
Paul R. Donovan	74	Director	Yes	2013	2022
John J. O’Connor III	74	Director	Yes	2013	2022
William M. Parent	59	President, CEO and Director	No	2020	2023
Richard C. Pierce, Esq.	68	Director	Yes	1995	2023
James G. Welch	73	Director	Yes	2011	2022
Janis E. Wentzell	73	Director	Yes	1999	2023

A brief biography for each of our directors is presented herein. The biography of each director includes information regarding the experiences, qualifications, attributes, or skills that caused the Board to determine that such member of the Board should serve as a director as of the date of this proxy statement. There are no family relationships among any of our directors or executive officers. Unless otherwise stated, each director has held his or her current occupation for the last five years.

Nominees

Daniel M. Joyce. Mr. Joyce is the chief executive officer and a director of Moors & Cabot, Inc., a full-service investment firm, where he has served in a variety of roles since 1996. Prior to joining Moors & Cabot, Mr. Joyce served in various executive and managerial capacities with Fidelity Investments, Hambrecht & Quist Capital Management LLC, and Dean Witter Reynolds. Mr. Joyce also served on the Board of Governors of the Boston Stock Exchange. Mr. Joyce is qualified to serve on the Board because of his knowledge of the financial industry and his management skills.

Kenneth K. Quigley, Jr., Esq. Mr. Quigley has served as president of Curry College, a private, four-year, liberal arts-based institution located in Milton, Massachusetts, since 1996. He has served on the Board of Directors of UMH Properties, Inc. (NYSE: UMH), a qualified real estate investment trust, since 2016. Mr. Quigley has also served as an independent director on the boards of companies listed on both the New York Stock Exchange and NASDAQ, including the former Hibernia Savings Bank and Central Bancorp, Inc.  He is a past chair of the South Shore Chamber of Commerce. Mr. Quigley is qualified to serve on the Board based upon his prior board experience from his former directorships and his strong commitment to the local community.

Louis J. Trubiano. Mr. Trubiano has served as the president of Louis & Company, Inc., a marketing and advertising agency, since 1991. In that capacity, he has provided consulting and advertising services to numerous banks which allows him to bring a strong strategic marketing perspective to the Board.  Additionally, his experience in running a successful business for over 25 years gives him a strong financial and organizational background. He is also the Immediate Past Chair of the Randolph Bancorp Board and has served as Chair of the Envision Bank Charitable Foundation since its inception. In 2016, Mr. Trubiano was appointed by the Governor to serve on the Massachusetts Plymouth 400 Commission as a marketing expert. He also serves on the board of several regional nonprofit organizations and is a past chair of the South Shore Chamber of Commerce.

Continuing Directors

Paul R. Donovan. Mr. Donovan has served as the Chief Technology Officer at Advisor Credit Exchange, LLC since July 2018 prior to which he served as Vice President at Neat Capital from May 2017 to July 2018.  Mr. Donovan served as Vice President at Goldman Sachs from January 2015 to May 2017, prior to which he served as the Chief Information Officer at Investor Lending Solutions.  Mr. Donovan has been Chief Information Officer at a number of financial organizations including Fidelity Investments, ING and Boston Private Bank and Trust Company. He has also served on the IT Transformation Advisory Board of the New York Life Insurance Company. Mr. Donovan’s expertise in information technology provides us with a unique perspective and business insights.

John J. O’Connor III. Mr. O’Connor served as the chair, president, and chief executive officer at The Community Bank, Brockton, Massachusetts, from 2010 to January 2013 and is currently retired. Between 1999 and 2009, Mr. O’Connor served as the chair, president and chief executive officer at South Coastal Bank. From 1995 to 1998, Mr. O’Connor served as a regional president at Citizens Bank of Massachusetts. Mr. O’Connor is a past chair of the South Shore Chamber of Commerce. Mr. O’Connor’s extensive experience in the banking industry, specifically commercial lending and credit, qualifies him to serve on the Board.

William M. Parent. Mr. Parent has served as our President and Chief Executive Officer since April 1, 2020.  Mr. Parent served as a director of Independent Bank Corp. and its wholly-owned subsidiary, Rockland Trust Company, from April 1, 2019 through January 16, 2020. He previously served as President, Chief Executive Officer and Director of Blue Hills Bank, Blue Hills Bancorp, Inc. and its predecessor company from 2010 until their acquisition on April 1, 2019. Prior to that, Mr. Parent served as a partner and chief investment officer at Grail Partners, a boutique merchant bank. Mr. Parent has over 30 years of experience in the financial services industry, including 16 years at Bank of Boston and its successor companies, FleetBoston and Bank of America, where he held senior executive roles in Finance, Mergers & Acquisitions, Bank Management and Private Equity Investing. Mr. Parent is a non-practicing CPA. He has served as a member of the Board of Directors for over a dozen middle-market companies covering the financial services, retail, distribution and manufacturing sectors. He currently serves as the Board Chair for the Greater Boston YMCA and as a member of the board of the Boston Police Activities League, while previously serving as Chair of the Massachusetts Bankers Association, and as a member of the Federal Reserve Bank of Boston Community Depository Institutions Advisory Council.

Richard C. Pierce, Esq. Mr. Pierce founded Housing Management Resources, Inc., a nationwide property management company specializing in affordable housing in November 2001. Since then, he has served as the president and chief executive officer. He serves on the boards of nationwide real estate professional organizations. Mr. Pierce’s experience in property development, management, financing, and permitting offers valuable insights into the real estate mortgage market, which is a significant sector of our business.

James G. Welch. Mr. Welch has served as a consultant and business advisor in connection with various general business matters since 2011. From 1980 to 2011, Mr. Welch served as a shareholder and principal at Blum Shapiro & Company, P.C., a regional accounting firm serving privately owned businesses, non-profit organizations and high net-worth individuals. He has also served on a number of boards including South Shore YMCA and the South Shore Chamber of Commerce where he is a past chair. During his career, Mr. Welch developed expertise in corporate governance, financial reporting, and internal controls, which is relevant to our audit committee and the governance committee.

Janis E. Wentzell. Ms. Wentzell is the president of A Storage Solution, Inc., a self-storage facility founded by her in 1986. She is also the president and owner of Auto Craft, Inc., where Ms. Wentzell developed and operated automotive sales and service facilities since 1978. She has managed a portfolio of residential and commercial properties from 1978 to the present. Ms. Wentzell’s knowledge in the real estate market in communities in which we operate positions her to provide valuable input to our corporate strategy.

Biographical Information Regarding Executive Officers Who Are Not Directors

The following table provides information regarding our executive officers who are not directors. Each executive officer serves at the discretion of our Board of Directors and holds office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, or removal:

Name	Age	Position(s)
Ryan J. Kirwin	47	Executive Vice President, Residential Lending
Lauren B. Messmore	50	Executive Vice President and Chief Financial Officer
Richard D. Olson, Jr.	53	Senior Vice President, Retail and Marketing

The following includes a brief biography for each of our executive officers. Unless otherwise stated, each executive officer has held his or her current occupation for the last five years.

Ryan J. Kirwin. Mr. Kirwin has served as our Executive Vice President, Residential Lending since February 2019. From September 2013 to February 2019 he served as our Senior Vice President, Residential Lending and from September 2008 to September 2013 he served as Vice President, Residential Lending Sales.

Lauren B. Messmore.  Ms. Messmore has served as our Executive Vice President and Chief Financial Officer since April 2020 having joined the Company in February 2020.  Prior to that, she served as Senior Vice President, Corporate Strategy of Blue Hills Bank from 2012 to September 2017 and Executive Vice President and Chief Financial Officer of Blue Hills Bank and Blue Hills Bancorp, Inc. from September 2017 until their acquisition on April 1, 2019. Ms. Messmore has extensive experience in investment banking, including work at a top-tier global investment bank, Citigroup, as well as co-founding and managing an investment banking boutique.

Richard D. Olson, Jr. Mr. Olson has served as our Senior Vice President, Retail and Marketing since October 2013. Prior to that, Mr. Olson worked as the senior relationship manager for financial institutions at the Federal Reserve Bank of Boston from May 2013 to October 2013. Before that, he was the senior vice president, director of consumer and small business banking at Northway Financial Inc. from December 2007 to August 2012. He also spent 18 years in various retail banking, marketing, and operations positions at Bank of Boston and Bank of America.

ROLE OF THE BOARD; CORPORATE GOVERNANCE MATTERS

Board Leadership Structure and the Role of the Board in Risk Oversight

Board Leadership Structure. Although our by-laws do not require that we separate the chair of the board and chief executive officer positions, the Board believes that having separate positions is the appropriate leadership structure for us at this time. Separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chair of the board to lead the Board in its fundamental role of providing advice to and independent oversight of management. The Board recognizes the time, effort, and energy that the chief executive officer must devote to his position in the current business environment, as well as the commitment required to serve as our chair of the board, particularly as the Board’s oversight responsibilities continue to grow. The Board also believes that this structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board. The Board recognizes that, depending on the circumstances, other leadership models, such as combining the role of chair of the board with the role of chief executive officer, might be appropriate. Accordingly, the Board will periodically review its leadership structure.

Role of the Board in Risk Oversight. The Board is actively involved in oversight of risks that could affect the Company, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk, and reputation risk. This oversight is conducted in part through committees of the Board. The Board satisfies this responsibility through full reports by each committee regarding its considerations and actions and regular reports directly from officers responsible for oversight of particular risks within the Company. Risks relating to the direct operations of Envision Bank are further overseen by the board of directors of Envision Bank, who are the same individuals who serve on the Board of the Company. Further, the Board oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations, and risks acceptable to the organization.

Director Independence

The NASDAQ listing rules require that independent directors constitute a majority of a listed company’s board of directors. In addition, the NASDAQ listing rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). Under NASDAQ listing rules, a director will only qualify as an “independent director” if, in the opinion of the Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries. In addition to satisfying general independence requirements under the NASDAQ listing rules, a member of a compensation committee of a listed company may not (other than in his or her capacity as a member of the compensation committee, the board of directors, or any other board committee) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries. Additionally, the board of directors of the listed company must consider whether the compensation committee member is an affiliated person of the listed company or any of its subsidiaries and, if so, must determine whether such affiliation would impair the director’s judgment as a member of the compensation committee.

Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family and other relationships, including those relationships described under the section entitled “Transactions with Related Parties,” the Board determined that each of our directors, with the exception of Mr. Parent, is “independent” under the NASDAQ listing rules. Mr. Parent is not considered independent because he currently serves as our President and Chief Executive Officer. The Board also determined that each member of the audit and the governance committees satisfies the independence standards for such committees established by the SEC and the NASDAQ listing rules, as applicable. In making these determinations on the independence of our directors, the Board considered the relationships that each such non-employee director has with our Company and all other facts and circumstances the Board deemed relevant in determining independence.

Our independent directors will meet alone in executive session periodically. The purpose of these executive sessions is to promote open and candid discussion among the independent directors.

Shareholder Communications with the Board

Shareholders wishing to communicate with the Board should address their communications to the Company’s investor relations department contact, Lauren B. Messmore, by e-mail at lmessmore@envisionbank.com, by telephone at (617) 925-1960, or by mail sent to the Company’s corporate offices at 10 Cabot Place, Stoughton, Massachusetts 02072, Attention: Investor Relations. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters should clearly state whether the intended recipients are all members of the Board or certain specified individual directors. All communications will be reviewed by the Company’s investor relations department, which will determine whether the communication will be relayed to the Board or the director. Except for resumes, sales and marketing communications, or notices regarding seminars or conferences, summaries of all shareholder communications will be provided to the Board.

The Board and Its Committees

The Board has a standing audit committee, governance committee, enterprise risk management committee and executive committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by the Board.

The Board held 22 meetings (including meetings of the Board of Directors of Envision Bank) during fiscal year 2020, and all directors attended 75% or more of the Board meetings and meetings of the committees on which they served during the periods they served. All directors are expected to attend the annual meeting by remote telephonic access.

Audit Committee. The audit committee is responsible for assisting the Board in its oversight of the integrity of our financial statements, the qualifications and independence of our independent registered public accounting firm, our internal financial and accounting controls, and our internal audit function. The audit committee has direct responsibility for the appointment, compensation, retention (including termination), and oversight of our independent registered public accounting firm, who report directly to the audit committee. The audit committee also prepares the audit committee report that the SEC requires to be included in our annual proxy statement. In addition, the audit committee has oversight responsibility in ensuring that a risk-based internal audit plan is designed and implemented, with the related results of such audits communicated on a timely basis.

The members of the audit committee are Messrs. Donovan, Joyce, Trubiano, and Welch, with Mr. Welch serving as chair. Each member of the audit committee qualifies as an independent director under the corporate governance standards of the NASDAQ listing rules and the independence requirements of the Exchange Act. Our Board has determined that Mr. Joyce and Mr. Welch each qualifies as an “audit committee financial expert” as such term is currently defined under SEC rules. The audit committee has adopted a written charter that satisfies the applicable standards of the SEC and the NASDAQ listing rules, and it is available on our website. The audit committee met 12 times in 2020.

Governance Committee. The governance committee serves the function of both the nominating and corporate governance committee and the compensation committee. The governance committee is responsible for making recommendations to the Board regarding candidates for directorships and the structure and composition of the Board and its committees. In addition, the governance committee is responsible for developing and recommending to the Board corporate governance guidelines applicable to us and advising the Board on corporate governance matters.

The governance committee also approves our compensation objectives, approves the compensation of all executives other than the chief executive officer, and recommends to the Board for approval the compensation of the chief executive officer. The governance committee reviews all compensation components, including base salary, bonus, benefits, equity awards, and other perquisites.

Although the governance committee makes independent determinations on matters related to the compensation of members of senior management, certain members of management may be requested to attend meetings or provide input to the governance committee to ensure the governance committee has the information and perspective necessary to carry out its duties. Our chief executive officer provides the governance committee with input and recommendations on decisions related to the amount and form of compensation for all members of our senior management, except for that of the chief executive officer.

The governance committee also has the authority to retain a compensation consultant to advise on compensation matters. The governance committee also has access to outside legal counsel and other experts as needed. These advisors serve at the request of the governance committee, which has the power and authority to retain such experts and approve fees and retention terms.

The members of the governance committee are Messrs. Joyce, O’Connor, Quigley, Trubiano, and Welch, with Mr. Joyce serving as chair. Each member of the governance committee is a “non-employee director” under the Exchange Act, and each is an independent director as defined by the NASDAQ listing rules. The governance committee has adopted a written charter that satisfies the applicable standards of the NASDAQ listing rules, and it is available on our website. The governance committee may establish and delegate authority to one or more subcommittees consisting of one or more of its members, when the governance committee deems it appropriate to do so in order to carry out its responsibilities. The governance committee met 10 times in 2020.

Enterprise Risk Management Committee. The enterprise risk management committee was established in 2020 to assist the Board in its oversight of management’s responsibility to comprehensively identify, measure, monitor and control significant strategic and emerging enterprise risks, such as credit, interest rate, liquidity, price, operational, compliance, cyber, strategic, reputation and legal risks.

The members of the enterprise risk management committee are Messrs. Donovan, O’Connor, Parent, and Pierce and Ms. Wentzell, with Mr. O’Connor serving as chair. Each member of the enterprise risk management committee, except for Mr. Parent, qualifies as an independent director under the corporate governance standards of the NASDAQ listing rules and the independence requirements of the Exchange Act. The enterprise risk management committee has adopted a written charter that satisfies the applicable standards of the SEC and the NASDAQ listing rules, and it is available on our website. The committee, which held its first meeting in December of 2020, will meet eight times annually.

Executive Committee. The executive committee generally has the authority to exercise the power of the full Board during intervals between meetings of the Board. The members of the executive committee are Messrs. Parent, Joyce, O’Connor, Quigley, Trubiano, and Welch, with Mr. Quigley serving as chair.  The executive committee did not meet in 2020.

The Board may establish other committees from time to time.

Consideration of Director Nominees

The governance committee is responsible for identifying, assessing and recommending the slate of candidates to be nominated for election to the Board. The governance committee uses a variety of methods for identifying and evaluating nominees for director and assesses the mix of skills and the performance of the Board as a whole on an annual basis. In the course of establishing the slate of nominees for director each year, the governance committee will consider whether any vacancies on the Board are expected due to retirement or otherwise, the skills represented by retiring and continuing directors, and additional skills highlighted during the annual Board self-assessment process that could improve the overall quality and ability of the Board to carry out its function. In the event that vacancies are anticipated or arise, the governance committee considers various potential candidates for director. Candidates may come to the attention of the governance committee through the business and other networks of the existing members of the Board or from management, or through shareholder nominations. The governance committee may also solicit recommendations for director nominees from independent search firms or any other source it deems appropriate. When an incumbent director is up for re-election, the governance committee reviews the performance, skills, and characteristics of such incumbent director before making a determination to recommend that the full Board nominate him or her for re-election.

The governance committee requires all nominees to have experience at a strategic or policymaking level in a business, government, non-profit, or academic organization of high standing; to be highly accomplished in his or her respective field, with superior credentials and recognition; to be well regarded in the community and have a long-term reputation for the highest ethical and moral standards; to have sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve; and to the extent such nominee serves or has previously served on other boards, to have a demonstrated history of actively contributing at board meetings. In addition to reviewing a nominee’s background and accomplishments, nominees are reviewed in the context of the current composition of the Board and the evolving needs of the Company and whether the nominee, if elected, would assist in achieving a mix of Board members that represents a diversity of gender, race, background and experiences.

Pursuant to the corporate governance guidelines established by the Board, a majority of the Board shall be “independent” under the NASDAQ listing rules. On an annual basis, the governance committee reviews the independence status of each member of the Board to determine whether any relationship is inconsistent with a determination that the director was independent. Additionally, the guidelines established by the Board require that the Company’s audit and governance committees shall be comprised entirely of independent directors and at least one member of the audit committee shall have such experience, education, and other qualifications necessary to qualify as an “audit committee financial expert” as defined by SEC rules.

Shareholder Nomination Procedure

Any shareholder of the Company entitled to vote for the election of directors at the annual meeting can submit the names of candidates for director by writing to the Secretary at Randolph Bancorp, Inc., 10 Cabot Place, Stoughton, Massachusetts 02072. To be timely, a shareholder’s notice must be delivered not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days before or delayed by more than 60 days after such anniversary date, notice by the shareholder, to be timely, must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

The submission shall include the following information set forth below:

•

As to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•

The name and address of the shareholder giving the notice, as they appear on the Company’s books, and the names and addresses of the beneficial owner(s), if any, on whose behalf the nomination is made; and as to each such shareholder and beneficial owner, any Material Ownership Interests (as defined in the Company’s by-laws); and

•

A description of all arrangements or understandings among the shareholder and/or any such beneficial owner(s) and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made.

There were no submissions by shareholders of Board nominees for our 2021 annual meeting.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2020, the members of the governance committee were Messrs. Joyce, O’Connor, Quigley, Trubiano, and Welch, each of whom is an independent director. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on the Board or governance committee. No interlocking relationship exists between any member of the Board or governance committee (which performs compensation committee functions) and any executive officer, member of the Board, or member of the compensation committee (or other committee performing equivalent functions) of any other company.

Transactions with Related Parties

The following is a description of transactions, since January 1, 2020, to which we have been a party or will be a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers or directors, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation, termination, and change in control arrangements, which are described under “Director Compensation” and “Executive Compensation” below.

Loans and Extensions of Credit. The Sarbanes-Oxley Act of 2002 generally prohibits loans to our executive officers and directors. However, the Sarbanes-Oxley Act of 2002 contains a specific exemption from such prohibition for loans by Envision Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to Envision Bank and must not involve more than the normal risk of repayment or present other unfavorable features. There were no loans from Envision Bank or any of its subsidiaries to our directors, executive officers, and their related entities at December 31, 2020.

Other Transactions. Since January 1, 2020, there have been no transactions and there are no currently proposed transactions in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any of our executive officers or directors had or will have a direct or indirect material interest.

Share Ownership and Retention Policy

The Board has adopted a share ownership and retention policy relating to ownership of our securities by our Chief Executive Officer, all non-employee directors and certain executive officers (the “covered officers”). Subject to the terms of the policy: the Chief Executive Officer is required to acquire over a five-year period and hold shares of our common stock equal to three times his base salary as of a specified measuring date; each non-employee director is required to acquire over a five-year period and hold shares of our common stock equal to three times the annual cash retainer paid to each such non-employee director; and each covered officer is required to acquire over a five-year period and hold shares of our common stock equal to one time his or her base salary as of a specified measuring date. Restricted stock and restricted stock units are included once the vesting conditions have been satisfied, but stock options (regardless of whether they are vested or unvested) are not included in the total number of shares owned by a covered individual for purposes of the share ownership and retention policy.

DIRECTOR COMPENSATION

During the fiscal year ended December 31, 2020, the chair of the Board received an annual base retainer of $46,000 and each other director received an annual base retainer of $27,000. In addition, the chair of the audit committee, governance committee and enterprise risk management committee of the Company each received an annual base retainer of $7,000 and each non-employee director (except for the chair of the Board) received an annual base retainer of $5,000 for each committee on which he or she served. No fees were paid for Board or committee meetings attended.

Director Compensation Table

The following table sets forth information concerning compensation accrued or paid to our non-employee directors during the year ended December 31, 2020, for their service on the Board. Directors who are also our employees receive no additional compensation for their service as directors and are not set forth in the table below.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	All Other Compensation ($)	Total ($)
Kenneth K. Quigley, Jr., Esq.	46,000	20,205	26,413	―	92,618
Paul R. Donovan	37,000	20,205	36,552	―	93,757
Daniel M. Joyce	39,000	20,205	26,413	―	85,618
John J. O’Connor III	39,000	20,205	36,552	―	95,757
Richard C. Pierce, Esq.	32,000	20,205	36,552	324	89,081
Louis J. Trubiano	37,000	20,205	26,413	―	83,618
James G. Welch	39,000	20,205	36,552	―	95,757
Janis E. Wentzell	32,000	20,205	36,552	―	88,757

_________________________

(1)	Includes retainer payments and committee and/or chair fees earned during the fiscal year. Fees earned or paid include fees for service on the board of Envision Bank.
(2)

Amounts included in the “Stock Awards” and “Option Awards” columns for the year ended December 31, 2020 represent grants under the 2017 Plan that were made on August 13, 2020. All non-employee directors received an award of 1,760 shares of restricted stock and a grant of 7,500 options to purchase shares of common stock at an exercise price of $11.48 per share on such date. Amounts related to stock awards and option awards are reported in the table above pursuant to applicable SEC regulations that require that we report the full grant-date fair value of grants in the year in which such grants are made. Because option awards and stock awards vest annually in installments commencing on the first anniversary of the date of the award, none of the directors actually recognized any income from the awards during the year ended December 31, 2020. The amounts presented for stock awards reflect the aggregate fair value at the grant date of $11.48 per share. The amounts presented for stock options are based on the fair value of stock options computed using the Black-Scholes model. Fair values of stock options differ due to certain directors having retirement dates under the Company’s by-laws earlier than the ten year exercise period of the options, which affects the measurement of the fair value of the options. The assumptions used in the valuation of these awards are included in Note 12 to the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the SEC.

Supplemental Retirement Plan. Envision Bank maintains a supplemental retirement plan for the benefit of directors, former directors, and key executives selected by Envision Bank’s board of directors. Mr. Pierce and Ms. Wentzell are currently the only active participants in the plan. The plan is an unfunded, non-qualified plan which is intended to qualify as a “top hat” plan for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

Upon a participant’s early or normal retirement (as defined in the plan), he or she will receive a benefit payable in annual installments for his or her lifetime. If a participant terminates prior to attaining ten years of service on Envision Bank’s board of directors, then, upon such termination of service, all benefits under the plan will be forfeited.

If a participant is terminated by Envision Bank without cause or voluntarily resigns for good reason after attaining ten years of service but prior to his or her early retirement date, then Envision Bank will distribute the participant’s accrued liability retirement account in accordance with his or her irrevocable distribution election. If a participant is terminated by Envision Bank without cause or voluntarily resigns for good reason after attaining ten years of service and after his or her early retirement date, then the participant will be fully vested in his or her retirement benefits, which benefits will be paid in accordance with his or her irrevocable distribution election. If a participant’s service terminates due to disability, then Envision Bank will distribute the participant’s accrued liability retirement account in accordance with his or her irrevocable distribution election. If a participant’s service is terminated voluntarily or involuntarily, other than for cause, subsequent to a change in control (as defined in the plan), then the participant will receive benefits under the plan as if he or she had remained in service through his or her normal retirement date, which benefits will be paid in accordance with his or her irrevocable distribution election. If any payment under the plan is subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), Envision Bank has agreed to provide additional compensation to the affected participant in order to fully compensate him or her for the amount of the excise tax.

If a participant dies while actively in service with Envision Bank, but prior to attaining the early retirement date and having served on Envision Bank’s board of directors for ten years, then Envision Bank will distribute the participant’s accrued liability retirement account in accordance with his or her irrevocable distribution election. If a participant dies while actively in service with Envision Bank, but after his or her early retirement date or normal retirement date, then the participant will be fully vested in his or her retirement benefits, which benefits will be paid in accordance with his or her irrevocable distribution election.

EXECUTIVE COMPENSATION PHILOSOPHY AND PROGRAM FEATURES

Our Board of Directors and executive team believe our compensation program should be aligned with our business strategy and attract, motivate and reward a top performing executive team that delivers increased shareholder value. To accomplish these objectives, our compensation program focuses on cash and equity-based incentives that are “at-risk” and paid based on our performance.

Our compensation program is designed to:

•	Provide an emphasis on pay for performance
•	Attract and retain an experienced and highly qualified executive team
•	Motivate and reward superior performance
•	Encourage a long-term view of performance that aligns with shareholder interests
•	Discourage undue risk-taking that could threaten the safety and soundness of the Company
•	Be competitive with market and best practice

We embrace best practice program design features and policies including, but not limited to:

•	Incentives that comprise a meaningful portion of executive pay
•	Cash incentives that reward achievement of our annual business plan and goals
•	Equity-based incentives that reward executives for driving long-term performance and shareholder value
•	Stock ownership guidelines that align our executives and board members with shareholder interests
•	An enhanced Clawback (recoupment) policy that promotes sound risk management practices
•	Double trigger vesting in the event of a change in control
•	No excessive benefits, perquisites or tax gross ups
•	No short selling, hedging or pledging of Company securities

The Company believes that stock-based incentive awards can play an important role in our success by encouraging and enabling our employees, officers and non-employee directors upon whose judgment, initiative and efforts we largely depend for the successful conduct of its business to acquire a proprietary interest in the Company. The Board believes that providing such persons with a direct stake in the Company assures a closer identification of the interests of such individuals with those of the Company and its shareholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company. The Company believes that the proposed Randolph Bancorp, Inc. 2021 Equity Incentive Plan will enable us to continue to provide equity-based compensation that aligns our executives and board members with shareholder interests. Our goal is to incorporate the new shares into our incentive-based long-term incentive program going forward.

EXECUTIVE COMPENSATION

2020 Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to each person who served as our Chief Executive Officer and the two most highly compensated executive officers (other than the Chief Executive Officer) who were serving as executive officers at the end of the fiscal year ended December 31, 2020 for the fiscal years indicated. Each of these individuals is referred to as a “named executive officer.”

Name and Principal Positions	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
William M. Parent,	2020	303,673	100,000	231,300	308,195	―	―	14,596	957,764
President and Chief Executive Officer						―	―	―	―

Lauren B. Messmore,	2020	202,576	85,000	130,000	127,684	―	―	5,623	550,883
Executive Vice President and Chief Financial Officer						―	―	―	―

Ryan J. Kirwin,	2020	220,576	400,000	11,480	52,826	―	―	31,218	716,100
Executive Vice President, Residential Lending	2019	200,000	150,000	150,000	46,500	―	―	31,304	577,804

James P. McDonough(4)	2020	124,726	―	―	―	―	―	461,538	586,264
Former President and Chief Executive Officer	2019	385,000	67,500	―	―	―	―	32,191	484,691

_______________

(1)	The amounts represent discretionary bonuses award to the named executive officers based on attaining company and individual performance metrics for the year.
(2)

Amounts represent the aggregate grant-date fair value of stock awards and option awards granted to our named executive officers in the year indicated, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 excluding any estimates of forfeitures related to service-based vesting conditions. For information regarding assumptions underlying the valuation of equity awards, see Note 12 to our financial statements for the year ended December 31, 2020. These amounts do not correspond to the actual value that may be recognized by the named executive officers upon vesting or exercise of the applicable awards.

(3)	The table below, entitled “All Other Compensation Table,” shows the components of this column for our 2020 fiscal year.
(4)

On April 1, 2020, James P. McDonough retired as President and Chief Executive Officer and as a member of the Board of Directors and was succeeded in these roles by William M. Parent. During 2020, Mr. McDonough received base salary at a rate of $400,000 per year through March 31, 2020. In addition, pursuant to his retirement agreement with the Company and Envision Bank, from April 1, 2020 through December 31, 2020, Mr. McDonough received (i) salary continuation at a base salary rate of $400,000 per year and (ii) transition pay at a rate of $200,000 per year in consideration of his continued services in support of the transition and agreement to non-competition and non-solicitation provisions in the retirement agreement, in each case payable on Envision Bank’s regular payroll dates.  Mr. McDonough shall also receive up to $1,000 per month for up to 18 months from his retirement date towards his health insurance premium payments for COBRA continuation.

All Other Compensation Table

	Auto Allowance	401(k) Employer Contributions	Fair Value of ESOP Allocation (1)
William M. Parent	$6,750	$7,846	―
Lauren B. Messmore	―	$5,623	―
Ryan J. Kirwin	$18,000	$8,869	$4,349
James P. McDonough	$3,750	$5,039	$4,394

_______________

(1)	Represents the value of shares allocated to the named executive officer’s ESOP account during the year based on the closing price of our common stock of $22.06 on December 31, 2020.

Employment Arrangements

Agreement with William M. Parent

The Company and the Bank have entered into an employment agreement with Mr. Parent (the “Parent Employment Agreement”), effective upon the commencement of his employment. Mr. Parent has a base salary of $400,000 per year, subject to periodic review and adjustment by the Board, and is eligible to receive an annual bonus based on the satisfaction of criteria set by the Board or the Governance Committee.

The Employment Agreement further describes the payments and benefits to which Mr. Parent would be entitled upon termination of his employment under certain circumstances. Specifically, if Mr. Parent’s employment is terminated either by the Company without “cause” or by Mr. Parent for “good reason” (each as defined in the Employment Agreement), Mr. Parent will be entitled to receive an amount equal to 12 months of Mr. Parent’s annual rate of pay based on the total of his annual base salary as of the date of his termination plus the average annual bonus awarded to Mr. Parent during the three full fiscal years of the Bank immediately preceding his date of termination (the “Compensation Rate”), paid out in substantially equal installments in accordance with the Company’s payroll practice over 12 months, subject to Mr. Parent’s execution of a release of claims in favor of the Company. For a period of up to 12 months, the Company will also pay to the group health plan provider, the COBRA provider or Mr. Parent a monthly payment equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Parent if he had remained employed by the Company, subject to Mr. Parent’s continued copayment of premium amounts at the active employees’ rate.

The Employment Agreement also provides for certain payments and benefits following a change in control of the Company. If during the 24-month period following the occurrence of a change in control Mr. Parent’s employment is terminated by either the Company without “cause” or by Mr. Parent for “good reason,” Mr. Parent will be entitled to receive a lump-sum payment equal to three times the Compensation Rate. The Company will also pay to the group health plan provider, the COBRA provider or Mr. Parent a monthly payment equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Parent if he had remained employed by the Company for a period of up to 12 months, subject to Mr. Parent’s copayment of premium amounts at the active employees’ rate. If any such payments or benefits would be subject to the excise tax imposed by Section 4999 of the Code, such payments shall be reduced so that the sum of these payments shall be $1.00 less than the amount at which Mr. Parent becomes subject to the excise tax imposed by Section 4999 of the Code; provided that such reduction will only occur if it would result in Mr. Parent receiving a higher after tax amount than he would receive if such payments were not subject to such reduction.

Change in Control Agreements.

Randolph Bancorp, Inc. and Envision Bank have entered into two-year change in control agreements with certain executive officers other than Mr. Parent. The agreements are substantially similar, and provide that if, within 24 months after the effective date of a change in control (as defined in the agreements) of Randolph Bancorp, Inc. or Envision Bank, the executive is involuntarily terminated other than for “cause,” disability, or death, or voluntarily resigns for “good reason” (as each such term is defined therein), the executive will be entitled to a payment equal to two times the sum of (i) the executive’s annual base salary in effect immediately prior to the terminating event (or the executive’s annual base salary in effect immediately prior to the change in control, if higher) and (ii) the executive’s average annual bonus over the three fiscal years immediately prior to the change in control, payable in one lump-sum payment on the date of termination. Any payments required under the agreements will be reduced to the extent necessary to avoid penalties under Section 280G of the Code.

Retirement Agreement

Randolph Bancorp, Inc. and Envision Bank have entered into a retirement agreement with Mr. McDonough, effective April 1, 2020.  Pursuant to the retirement agreement, Mr. McDonough will receive (i) salary continuation at a base salary rate of $400,000 per year and (ii) transition pay in the amount of $200,000 in consideration of his continued services in support of the transition and agreement to non-competition and non-solicitation provisions in the retirement agreement, in each case payable for the one-year period following his retirement date on Envision Bank’s regular payroll dates.  Mr. McDonough shall also receive up to $1,000 per month for up to 18 months from his retirement date towards his health insurance premium payments for COBRA continuation.  In the retirement agreement, Mr. McDonough has agreed that, for a one-year period following the date of his retirement, he will not directly or indirectly (1) engage, participate, assist, invest in or serve on the board of directors of any business in competition with Randolph Bancorp, Inc. or Envision Bank, (2) employ, attempt to employ, recruit or otherwise solicit, induce or influence any person to leave employment with Randolph Bancorp, Inc. or Envision Bank, or (3) solicit or encourage any customer to terminate or otherwise modify adversely his, her or its relationship with Randolph Bancorp, Inc. or Envision Bank.

Benefit Plans

Health and Welfare Benefits.  Our named executive officers are eligible to participate in all of our benefit plans offered to our employees, including our medical, dental, life and disability insurance plans, in each case on the same basis as other employees of the same status.

401(k) Plan. Envision Bank currently maintains a 401(k) plan, which is a tax qualified profit-sharing plan with a salary deferral feature under Section 401(k) of the Code (the “401(k) Plan”). Generally, employees who have attained age 21 are eligible to participate in the 401(k) Plan and make salary deferral contributions and share in Envision Bank contributions to the 401(k) Plan.

A participant may contribute up to 75% of his or her compensation to the 401(k) Plan on a pre-tax and after-tax basis, subject to the limitations imposed by the Code. For 2020, the pre-tax deferral contribution limit was $19,500. A participant over age 50 may contribute, on a pre-tax basis, an additional $6,500 to the 401(k) Plan. Envision Bank provides an annual matching contribution equal to one percent (1%) of each employee’s eligible compensation up to the annual maximum statutory limit. A participant will become vested in Envision Bank matching contributions and any discretionary nonelective contributions over a four-year period, vesting in 25% of contributions per year.  Envision Bank also provides an annual safe harbor nonelective employer contribution equal to three percent (3%) of each employee’s eligible compensation up to the annual maximum statutory limit. A participant is 100% vested in Envision Bank safe harbor nonelective employer contributions when they are made. Envision Bank may make discretionary nonelective contributions as determined by the Board. A participant is always 100% vested in his or her salary deferral.

Generally, a participant (or participant’s beneficiary) may receive a distribution from his or her vested account at retirement, age 59 1/2 (while employed with Envision Bank), death, disability, or termination of employment, and elect for the distribution to be paid in a lump sum.

Employee Stock Ownership Plan. In connection with the Company’s 2016 mutual-to-stock conversion, Envision Bank adopted an employee stock ownership plan (“ESOP”) for eligible employees who have attained age 21 and have completed one year of service.

Envision Bank engaged an independent third-party trustee that purchased 469,498 shares of common stock in the Company’s initial public offering. The ESOP funded its purchase in the initial public offering through a loan from the Company (the “ESOP Loan”). The ESOP Loan equaled 100% of the aggregate purchase price of the common stock. The ESOP Loan will be repaid principally from Envision Bank’s contributions to the ESOP and dividends paid, if any, on shares of unallocated common stock held by the ESOP over the 25-year term of the loan. The interest rate for the ESOP Loan is the prevailing prime rate to be reset annually on January 1.

Shares purchased by the ESOP with the proceeds of the ESOP Loan are held in a suspense account and released on a pro rata basis as the loan is repaid. Discretionary contributions to the ESOP and shares released from the suspense account are allocated among participants in accordance with their qualifying employee compensation, on a pro rata basis.

Participants will vest in the benefits allocated under the ESOP upon completion of three years of service. Prior to 2019, a participant became fully vested upon reaching age 55, or at retirement, upon death or disability, or upon termination of the ESOP. Effective January 1, 2019, new participants to the ESOP become fully vested upon reaching age 65 rather than age 55. Any unvested shares that are forfeited upon a participant’s termination of employment will be reallocated among the remaining ESOP participants.

Plan participants are entitled to direct the plan trustee on how to vote common stock credited to their accounts. The trustee will vote allocated shares held in the ESOP as instructed by the plan participants and unallocated shares will be voted in the same ratio on any matter as those shares for which instructions are given, subject to the fiduciary responsibilities of the trustee.

Under applicable accounting requirements, compensation expense for a leveraged ESOP is recorded at the fair market value of the ESOP shares when committed to be released to participants’ accounts.

The ESOP must meet certain requirements of the Code and ERISA. Envision Bank has received a favorable determination letter from the Internal Revenue Service regarding the tax-qualified status of the ESOP.

2017 Stock Option and Incentive Plan. The Randolph Bancorp, Inc. 2017 Stock Option and Incentive Plan (the “2017 Plan”) provides the Company the flexibility to grant equity awards to the officers, employees, and non-employee directors of the Company and Envision Bank in order to attract, retain, and motivate the talented and qualified employees necessary for our continued growth and success.  The 2017 Plan permits the grant of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, dividend equivalent rights, performance share awards, and cash-based awards.  The maximum number of shares of common stock to be issued under the 2017 Plan is 821,621.  The maximum number of shares that may be delivered pursuant to the exercise of stock options (all of which may be granted in the form of incentive stock options) is 586,872, of which 3,331 remained available for grant as options as of December 31, 2020.  The maximum number of shares that may be issued as restricted stock awards or restricted stock units is 234,749, of which 2,006 remained available for grant as restricted stock awards or restricted stock units as of December 31, 2020.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table itemizes the outstanding option awards and stock awards held by our named executive officers on December 31, 2020. Mr. McDonough no longer holds any option awards or stock awards.

Outstanding Equity Awards at Year End 2020

Stock Awards
Name	Grant Date	Option Awards					Market Value of Shares or Units of Stock that Have Not Vested (2) ($)
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that Have Not Vested (1) (#)
William M. Parent	04-01-20 08-13-20	― ―	29,412 65,000	8.78 11.48	03-31-30 08-12-30	10,000 12,500	220,600 275,750
Lauren B. Messmore	04-01-20 08-13-20	― ―	14,706 25,000	8.78 11.48	03-31-30 08-12-30	5,000 7,500	110,300 165,450
Ryan J. Kirwin	10-12-17 02-14-19 08-13-20	9,750 2,000 ―	6,502 8,000 15,000	14.66 15.00 11.48	10-11-27 02-13-29 08-12-30	4,334 8,000 1,000	95,608 176,480 22,060

______________________

(1)

Shares subject to option and stock awards vest annually in five equal installments commencing on the first anniversary of the date of the award, so long as the executive remains an employee or Director of the Company.

(2)	Based on the closing price of our common stock of $22.06 on December 31, 2020.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners. Persons and groups who beneficially own 5% or greater of our common stock are required to file certain reports with the SEC regarding ownership. The following table sets forth, as of December 31, 2020, the shares beneficially owned by each person who was the beneficial owner of 5% or greater of the Company’s common stock, including shares owned by its directors and executive officers.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class Ownership
FJ Capital Management LLC 1313 Dolley Madison Blvd., Ste 306 McLean, Virginia 22101	542,326 (1)	9.87%
Envision Bank Employee Stock Ownership Plan Trust 605 Broadway, LF 41 Saugus, Massachusetts 01906	459,090 (2)	8.35%
AllianceBernstein L.P. 1345 Avenue of the Americas New York, NY 10105	452,920 (3)	8.24%

_____________________

(1)

FJ Capital Management LLC reported shared voting power with respect to 542,326 shares of the Company’s common stock and shared dispositive power with respect to 542,326 shares of the Company’s common stock on Schedule 13G/A filed on February 10, 2021.

(2)

Reflects shares held in the ESOP. Under the terms of the ESOP, plan participants are entitled to direct the plan trustee on how to vote shares of common stock allocated to their accounts. The trustee will vote shares of common stock allocated to the accounts of plan participants as instructed by the plan participants and will vote unallocated shares of common stock held in the ESOP in the same ratio as allocated shares are voted on each proposal, subject to the fiduciary responsibilities of the trustee.

(3)

AllianceBernstein L.P. reported sole voting power with respect to 452,920 shares of the Company’s common stock and sole dispositive power with respect to 452,920 shares of the Company’s common stock on a Schedule 13G filed with the SEC on February 8, 2021.

Security Ownership of Management. The following table sets forth, as of March 19, 2021, certain information concerning the beneficial ownership of our common stock by (i) each of our directors, and the named executive officers and (ii) all executive officers and directors as a group. The number of shares beneficially owned is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire within 60 days after March 19, 2021 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse). The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Name of Beneficial Owner(1)	Common Stock (2) (3)	Options Exercisable Within 60 days	Total Beneficial Ownership	Percentage of Common Stock Beneficially Owned(4)
Directors:
Paul R. Donovan	35,302(5)	9,780	45,082	*
Daniel M. Joyce	23,385(6)	9,780	33,165	*
John J. O’Connor III	10,481(7)	9,780	20,261	*
William M. Parent	52,762(8)	5,883	58,645	1.09%
Richard C. Pierce, Esq.	18,482(9)	9,780	28,262	*
Kenneth K. Quigley, Jr., Esq.	36,253(10)	9,780	46,033	*
Louis J. Trubiano	62,302(11)	9,780	72,082	1.33%
James G. Welch	20,687(12)	9,780	30,467	*
Janis E. Wentzell	20,149(13)	9,780	29,929	*
Executive Officers Who Are Not Directors:
Ryan J. Kirwin	21,111(14)	13,750	34,861	*
Lauren B. Messmore	62,705(15)	2,942	65,647	1.22%
Richard D. Olson, Jr.	30,284(16)	9,750	40,034	*
All Directors and Executive Officers as a Group (12 persons)	393,903	110,565	504,468	9.17%

_______________________

*	Less than 1%.

(1)	The address for all directors and executive officers is c/o Randolph Bancorp, Inc., 10 Cabot Place, Stoughton, Massachusetts 02072.

(2)

Does not include 172,976 shares owned by the Envision Bank Foundation, Inc., which shares shall be voted in the same ratio as all other shares voted on each proposal considered by the Company’s shareholders. The directors of the foundation include Messrs. Donovan, Parent, Quigley and Trubiano. The President, and Treasurer and Clerk are Mr. Parent and Ms. Messmore, respectively.

(3)	Does not include 375,598 shares held in the ESOP for the benefit of employees of the Company, which have not been allocated to participants’ accounts.

(4)	Based on 5,392,886 shares outstanding as of March 19, 2021 and assumes the exercise of all stock options exercisable within 60 days of such date.

(5)	Includes 8,802 shares of restricted stock awarded under the 2017 Plan.

(6)	Includes 7,862 shares held in his IRA, 1,000 shares held in an IRA by his spouse and 8,802 shares of restricted stock awarded under the 2017 Plan.

(7)	Includes 1,679 shares held in his IRA and 8,802 shares of restricted stock awarded under the 2017 Plan.

(8)	Includes 29,938 shares held in his IRA and 22,500 shares of restricted stock.

(9)	Includes 7,930 shares held in his IRA, 1,150 shares held jointly with his spouse and 8,802 shares of restricted stock awarded under the 2017 Plan.

(10)	Includes 5,000 shares held in his IRA and 8,802 shares of restricted stock awarded under the 2017 Plan.

(11)	Includes 53,500 shares held jointly with his spouse and 8,802 shares of restricted stock awarded under the 2017 Plan.

(12)	Includes 8,802 shares of restricted stock awarded under the 2017 Plan.

(13)	Includes 4,000 shares held in her IRA and 8,802 shares of restricted stock awarded under the 2017 Plan.

(14)	Includes 100 shares held jointly with his spouse, 18,409 shares of restricted stock awarded under the 2017 Plan and 1,352 shares held by the ESOP and allocated to his account.

(15)	Includes 5,998 shares held in her IRA and 12,500 shares of restricted stock.

(16)	Includes 18,748 shares held in his IRA, 10,214 shares of restricted stock awarded under the 2017 Plan and 1,322 shares held by the ESOP and allocated to his account.

Delinquent Section 16(a) Reports

Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ended December 31, 2020, no person who was at any time a director, officer, or beneficial owner of more than 10% of any class of equity securities registered pursuant to Section 12 of the Exchange Act failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2020.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Crowe LLP currently serves as our independent registered public accounting firm, and that firm conducted the audit of our consolidated financial statements for the fiscal year ended December 31, 2020. The audit committee has appointed Crowe LLP to serve as the independent registered public accounting firm to conduct an audit of our consolidated financial statements for the fiscal year ending December 31, 2021.

Although ratification by shareholders is not required by law or by our by-laws, the audit committee believes that submission of its selection to shareholders is a matter of good corporate governance. Even if the appointment is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time if the audit committee believes that such a change would be in the best interests of the Company and its shareholders. If our shareholders do not ratify the appointment of Crowe LLP, the audit committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of an independent registered public accounting firm.

It is anticipated that a representative of Crowe LLP will attend the annual meeting of shareholders, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Fee Disclosure

Crowe LLP audited the Company’s consolidated financial statements for the years ended December 31, 2020 and 2019. During the years ended December 31, 2020 and December 31, 2019, we paid the following fees to Crowe LLP:

	2020	2019
Audit fees(1)	$239,500	$205,500
Audit-related fees	$—	$—
All other fees(2)	$—	$2,500
Total fees	$239,500	$208,000

__________________

(1)

Annual audit of consolidated financial statements, U.S. Department of Housing and Urban Development Audit Requirements, reviews of quarterly financial statements, and other services provided by Crowe LLP in connection with statutory and regulatory filings.

(2)	All other fees include fees billed for a review of invoices from a vendor.

Pre-Approval Policies and Procedures of Our Audit Committee

The audit committee has adopted a policy whereby engagement of the independent registered public accounting firm for audit services and for non-audit services shall be pre-approved by the audit committee, subject to the de minimis exception described in Section 10A(i)(1)(B) of the Exchange Act for non-audit services. During 2019, the audit committee pre-approved 100% of the fees paid to Crowe LLP.

The audit committee has considered whether the provision of the services identified under the headings “Audit-related fees” and “All other fees” are compatible with maintaining Crowe LLP’s independence and has determined that provision of such services is consistent with maintaining the principal auditor’s independence.

The Board unanimously recommends a vote “FOR” the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for 2021.

PROPOSAL 3: APPROVAL OF 2021 EQUITY INCENTIVE PLAN

Proposal

The Board believes that stock-based incentive awards can play an important role in the success of Randolph Bancorp, Inc. by encouraging and enabling the employees, officers and non-employee directors of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Board believes that providing such persons with a direct stake in the Company assures a closer identification of the interests of such individuals with those of the Company and its shareholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

On March 23, 2021, the Board adopted, subject to shareholder approval, the Randolph Bancorp, Inc. 2021 Equity Incentive Plan (the “Plan”).  The Plan is designed to enhance the flexibility to grant equity awards to our officers, employees and non-employee directors and to ensure that we can continue to grant equity awards to eligible recipients at levels determined to be appropriate by the Board and/or the Governance Committee.  A copy of the Plan is attached as Exhibit A to this Proxy Statement and is incorporated herein by reference.

As of March 31, 2021, there were stock options to acquire 627,659 shares of common stock outstanding under our equity compensation plans, with a weighted average exercise price of $13.75 and a weighted average remaining term of 8.27 years.  In addition, as of March 31, 2021, there were 119,512 unvested full value awards with time-based vesting and no unvested full value awards with performance-based vesting outstanding under our equity compensation plans.  Other than the foregoing, no awards were outstanding under our equity compensation plans as of March 31, 2021.  As of March 31, 2021, there were 5,337 shares of common stock available for awards under our equity compensation plans.

Summary of Material Features of the Plan

The material features of the Plan are:

•	The maximum number of shares of common stock to be issued under the Plan is 100,000;
•

The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, cash-based awards and dividend equivalent rights is permitted;

•

Shares tendered or held back for taxes will not be added back to the reserved pool under the Plan.  Upon the exercise of a stock appreciation right that is settled in shares of common stock, the full number of shares underlying the award will be charged to the reserved pool.  Additionally, shares we reacquire on the open market will not be added to the reserved pool under the Plan;

•	Stock options and stock appreciation rights will not be repriced without shareholder approval;
•	The value of all awards awarded under the Plan and all other cash compensation paid by us to any non-employee director in any calendar year may not exceed $150,000;
•	A minimum vesting period of one year is required for all equity awards, other than a limited number of excepted awards under the Plan;
•	Any dividends and dividend equivalent rights payable with respect to any equity award are subject to the same vesting provisions as the underlying award;
•

We have adopted a clawback policy that allows us to recover incentive compensation (including equity compensation granted pursuant to the Plan) from our executives officers in the event of a material financial restatement due to noncompliance with financial statement requirements arising from material misconduct by a covered executive officer;

•	Any material amendment to the Plan is subject to approval by our shareholders; and
•	The term of the Plan will expire on the tenth anniversary of the date that shareholders approve the Plan.

Based solely on the closing price of our common stock as reported by NASDAQ on March 31, 2021 and the maximum number of shares that would have been available for awards as of such date under the Plan, the maximum aggregate market value of the common stock that could potentially be issued under the Plan is $2,000,000.  The shares of common stock underlying any awards that are forfeited, canceled or otherwise terminated, other than by exercise, under the Plan will be added back to the shares of common stock available for issuance under the Plan.  Shares tendered or held back upon exercise of a stock option or settlement of an award under the Plan to cover the exercise price or tax withholding and shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon exercise thereof, will not be added back to the shares of common stock available for issuance under the Plan. In addition, shares of common stock repurchased on the open market will not be added back to the shares of common stock available for issuance under the Plan.

Reasons for Adopting the Plan

The Plan is critical to our ongoing effort to build shareholder value.  Equity incentive awards are an important component of our executive and non-executive employees’ compensation.  The Governance Committee and the Board believe that we must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for our continued growth and success.

The Governance Committee determined the size of the reserved pool under the Plan based on projected equity awards to anticipated new hires, projected annual equity awards to existing employees and an assessment of the magnitude of increase that our institutional investors and the firms that advise them would likely find acceptable.  We anticipate that if our request to increase the share reserve is approved by our shareholders, it will be sufficient to provide equity incentives to attract, retain, and motivate employees for the next three years.  The Governance Committee has reviewed prevailing practice among comparable SEC-reporting institutions and adopted a conceptual framework for future grants. We expect to follow an annual grant cycle and include equity grants with both performance-vesting and time-vesting requirements, with an emphasis on the award of restricted stock and restricted stock units.

Summary of the Plan

The following description of certain features of the Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Plan, which is attached hereto as Exhibit A.

Administration. The Plan will be administered by the Governance Committee. The Governance Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Plan. The Governance Committee may delegate to a committee consisting of one or more officers of the Company the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act, subject to certain limitations and guidelines.

Eligibility; Plan Limits. All employees and non-employee directors are eligible to participate in the Plan, subject to the discretion of the administrator. As of March 31, 2021, approximately 18 individuals would have been eligible to participate in the Plan had it been effective on such date, which includes 10 employees and eight non-employee directors. There are certain limits on the number of awards that may be granted under the Plan. For example, no more than 100,000 shares of common stock may be granted in the form of incentive stock options.

Director Compensation Limit. The Plan provides that the value of all awards awarded under the Plan and all other cash compensation paid by the Company to any non-employee director in any calendar year shall not exceed $150,000.

Minimum Vesting Period. Generally, the minimum vesting period for each equity award granted under the Plan must be at least one year, provided that up to 5% of the shares authorized for issuance under the Plan may be utilized for unrestricted stock awards or other equity awards with a minimum vesting period of less than one year. In addition, the Administrator may grant equity awards that vest within one year (i) if such awards are granted as substitute awards in replacement of other awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within one year or (ii) if such awards are annual awards to non-employee directors that occur in connection with the Company’s annual meeting of shareholders, in which case they may vest on the earlier of the anniversary of grant and the next annual meeting of the Company’s shareholders that is at least fifty (50) weeks after the immediately preceding year’s annual meeting of shareholders.

Restricted Stock. The Governance Committee may award shares of common stock to participants subject to such conditions and restrictions as the Governance Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restricted period. The terms and conditions of each such award will be determined by the Governance Committee, and such terms and conditions may differ among individual awards and grantees. During the vesting period, restricted stock awards may be credited with dividend equivalent rights (but dividend equivalents payable with respect to unvested restricted stock awards shall not be paid unless and until the applicable vesting requirements are met), and if any shares or restricted stock are forfeited, the grantee shall have no rights to any accrued dividends.

Restricted Stock Units. The Governance Committee may award restricted stock units to participants. Restricted stock units are ultimately payable in the form of shares of common stock or cash subject to such conditions and restrictions as the Governance Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. In the Governance Committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant’s compliance with the procedures established by the Governance Committee and requirements of Section 409A of the Code. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

Unrestricted Stock Awards. The Governance Committee may also grant shares of common stock that are free from any restrictions under the Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Stock Options. The Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors. The option exercise price of each option will be determined by the Governance Committee.  Except in the case of options (i) granted pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) granted to individuals who are not subject to U.S. income tax on the date of grant or (iii) that are compliant with Section 409A of the Code, the exercise price of an option may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be determined by reference to the price of the shares of common stock on the NASDAQ. The exercise price of an option may not be reduced after the date of the option grant without shareholder approval, other than to appropriately reflect changes in our capital structure.

The term of each option will be fixed by the Governance Committee and may not exceed ten years from the date of grant. The Governance Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Governance Committee in circumstances involving the optionee’s death, disability, retirement or termination of employment, or a change in control (including a sale event). In general, unless otherwise permitted by the Governance Committee, no option granted under the Plan is transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Governance Committee or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee and that are not subject to risk of forfeiture. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, non-qualified options may be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights. The Governance Committee may award stock appreciation rights subject to such conditions and restrictions as the Governance Committee may determine. Stock appreciation rights entitle the recipient to shares of common stock or cash equal to the value of the appreciation in the stock price over the exercise price. The exercise price may not be less than the fair market value of the common stock on the date of grant. The term of a stock appreciation right may not exceed ten years.

Dividend Equivalent Rights. The Governance Committee may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights granted as a component of another award (other than a stock option or stock appreciation right) may be paid only if the related award becomes vested. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

Cash-Based Awards. The Governance Committee may grant cash bonuses under the Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals.

Change of Control Provisions. In the event of a “sale event,” as defined in the Plan, awards under the Plan may be assumed, continued or substituted.  In the event that awards are not assumed, continued or substituted, except as otherwise provided by the Governance Committee in the award agreement, upon the effective time of the sale event, all awards with time-based conditions will become vested and exercisable upon the sale event, and awards with conditions and restrictions relating to the attainment of performance goals may become earned and vested and the performance criteria may be deemed achieved or fulfilled in the Governance Committee’s discretion.  In addition, the Company may make or provide for payment, in cash or in kind, to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights (provided that, in the case of an option or stock appreciation right with an exercise price equal to or greater than the per share cash consideration, such option or stock appreciation right shall be cancelled for no consideration). The Governance Committee shall also have the option to make or provide for a payment, in cash or in kind, to grantees holding other awards in an amount equal to the per share cash consideration multiplied by the number of vested shares under such awards. All awards will terminate in connection with a sale event unless they are assumed by the successor entity.

Adjustments for Stock Dividends, Stock Splits, Etc. The Plan requires the Governance Committee to make appropriate adjustments to the number of shares of common stock that are subject to the Plan, to certain limits in the Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Awards Subject to Clawback Policy. Awards under the Plan shall be subject to our clawback policy, as in effect from time to time. The clawback policy generally permits Randolph Bancorp, Inc. and Envision Bank to recover any excess compensation (whether cash or equity compensation) from any executive officer of the Company or Envision Bank who engaged in misconduct that resulted in a material restatement of Randolph Bancorp, Inc.’s financial statements.

Tax Withholding. Participants in the Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The Governance Committee may require that tax withholding obligations satisfied by withholding shares of common stock to be issued pursuant to exercise or vesting.  The Governance Committee may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

Amendments and Termination. The Board may at any time amend or discontinue the Plan and the Governance Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of NASDAQ, any amendments that materially change the terms of the Plan will be subject to approval by our shareholders. Amendments shall also be subject to approval by our shareholders if and to the extent determined by the Governance Committee to be required by the Code to preserve the qualified status of incentive options.

Effective Date of Plan. The Plan was approved by our Board on March 23, 2021. Awards of incentive options may be granted under the Plan until March 23, 2031. No other awards may be granted under the Plan after the date that is ten years from the date of shareholder approval.

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the Plan. It does not describe all federal tax consequences under the Plan, nor does it describe state or local tax consequences.

Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee. If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options. No income is realized by the optionee at the time a non-qualified option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option exercise price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards. The Company generally will be entitled to a tax deduction in connection with other awards under the Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m) of the Code, the Company’s deduction for awards under the Plan may be limited to the extent that any “covered employee” (as defined in Section 162(m) of the Code) receives compensation in excess of $1 million a year.

New Plan Benefits

The future awards, if any, that will be made to eligible persons under the Plan are subject to the discretion of the Governance Committee, and, therefore, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our officers, employees or non-employee directors under the Plan. Therefore, a New Plan Benefits Table is not provided.

Equity Compensation Plan Information

The following table provides information as of December 31, 2020 regarding shares of common stock that may be issued.

	Number of Securities to be Issued Upon Exercise of Outstanding Option, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Share-Based Compensation Plans
Equity Compensation Plans Approved by Security Holders	543,050	$13.69	43,822
Equity Compensation Plans Not Approved by Security Holders	44,118	8.78	—
Total	587,168	$13.32	43,822

Vote Required

The affirmative vote of a majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the approval of the Plan.

RECOMMENDATION

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU

VOTE “FOR” THE APPROVAL OF THE

RANDOLPH BANCORP, INC. 2021 EQUITY INCENTIVE PLAN

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate this proxy statement or future filing with the SEC, in whole or in part, the following report shall not be deemed incorporated by reference into any such filing.

The undersigned members of the audit committee of the Board of Directors of Randolph Bancorp, Inc. submit this report in connection with the audit committee’s review of the financial reports for the fiscal year ended December 31, 2020 as follows:

1.	The audit committee has reviewed and discussed with management the audited consolidated financial statements of Randolph Bancorp, Inc. for the fiscal year ended December 31, 2020;
2.

The audit committee has discussed with representatives of Crowe LLP the matters required to be discussed with them by Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board; and

3.

The audit committee has received the written disclosures and the letter from Crowe LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Crowe LLP’s communications with the audit committee concerning independence and has discussed with Crowe LLP its independence.

Based on the review and discussions referred to above, the audit committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

James G. Welch (chair)

Paul R. Donovan

Daniel M. Joyce

Louis J. Trubiano

OTHER MATTERS

Solicitation of Proxies

We will pay the cost of solicitation of proxies. Our directors, officers, and employees may solicit proxies personally, by telephone, via the internet, or by mail without additional compensation for such activities. We also will request persons, firms, and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy statements to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses.

Shareholder Proposals

Under SEC rules, we must receive proposals that shareholders wish to include in the proxy statement for next year’s annual meeting on or before December 16, 2021. However, if next year’s annual meeting is held on a date more than 30 calendar days from the anniversary of the preceding year’s annual meeting, a shareholder proposal must be received by a reasonable time before we begin to print and mail our proxy statement for such annual meeting.

In addition, our by-laws provide that shareholders who wish to present nominations or proposals for consideration at next year’s annual meeting must submit them to us in accordance with the procedures set forth in our by-laws, and such submissions must be received by us not earlier than January 24, 2022 and not later than February 23, 2022. However, if the date of the annual meeting is advanced by more than 30 days before or delayed by more than 60 days after the anniversary of the preceding year’s annual meeting, such nominations and proposals must be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. A copy of the by-laws may be obtained from the Company.

Attendance at the Meeting

All shareholders of record of shares of common stock at the close of business on the record date, or their designated proxies, are authorized to attend the annual meeting virtually via remote communications. Shareholders of record or their proxies may attend the Annual Meeting by visiting https://services.choruscall.com/links/rndb210524.html and entering the requested information.  Alternatively, you may attend by telephone and dial (toll free) 1-877-270-2148 by no later than 3:45 p.m., local time, on May 24, 2021 and ask to be joined to the Randolph Bancorp, Inc. call. We are not obligated to admit persons lacking proof of ownership to the annual meeting.

Important Notice Regarding Delivery of Shareholder Documents

The SEC has adopted rules that allow us to deliver a single annual report, proxy statement, proxy statement combined with a prospectus, or any information statement to any household at which two or more shareholders reside who share the same last name or whom we believe to be members of the same family. This practice is known as “householding.”

If you share the same last name and address with one or more shareholders, unless we receive contrary instructions from you (or from one of these other shareholders), you and all other shareholders who have your last name and live at the same home address will receive only one copy of any of the Notice of Internet Availability of Proxy Materials, annual report and/or proxy statement, as applicable. We will include with the householded materials for our annual meeting, or any other shareholders’ meeting, a separate proxy card for each registered shareholder who shares your last name and lives at your home address.

If you do not wish to participate in the householding program, please contact our transfer agent, American Stock Transfer & Trust Company, at 800-937-5449 to “opt-out” or revoke your consent. If you “opt-out” or revoke your consent to householding, each shareholder residing at your address will receive individual copies of the Company’s proxy statement, annual report and other future shareholder mailings to the extent the Company mails such materials to its shareholders.

If you do not object to householding, (1) you are agreeing that your household will only receive one copy of future shareholder mailings, and (2) your consent will be implied and householding will start 60 days after the mailing of this notice, to the extent you have not previously consented to participation in the householding program. Your affirmative or implied consent to householding will remain in effect until you revoke it. The Company shall begin sending individual copies of applicable shareholder communications subject to householding rules to a shareholder within 30 days after revocation by the shareholder of prior affirmative or implied consent. Your participation in the householding program is encouraged. It will reduce the volume of duplicate information received at your household as well as the cost to the Company of preparing and mailing duplicate materials.

Other Matters

The Board does not know of any matters other than those described in this proxy statement that will be presented for action at the annual meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

EXHIBIT A

RANDOLPH BANCORP, INC.

2021 EQUITY INCENTIVE PLAN

SECTION 1.	GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Randolph Bancorp, Inc. 2021 Equity Incentive Plan (the “Plan”).  The purpose of the Plan is to encourage and enable the officers, employees and Non-Employee Directors of Randolph Bancorp, Inc. (the “Company”) and its Affiliates, including Envision Bank (the “Bank”), upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its businesses to acquire a proprietary interest in the Company.  It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or Governance Committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non‑Employee Directors who are independent.

“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan.  Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan becomes effective as set forth in Section 19.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined by reference to market quotations on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market, The New York Stock Exchange or another national securities exchange or traded on any established market.  If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations or as otherwise determined in good faith by the Administrator.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Minimum Vesting Period” means the one-year period following the date of grant of an Award.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.

“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Service Relationship” means any relationship as an employee or director of the Company or any Affiliate (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee).

“Stock” means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2.	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)Administration of Plan.  The Plan shall be administered by the Administrator.

(b)Powers of Administrator.  The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)to select the individuals to whom Awards may from time to time be granted;

(ii)to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii)to determine the number of shares of Stock to be covered by any Award;

(iv)to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

(v)to accelerate at any time the exercisability or vesting of all or any portion of any Award in circumstances involving the grantee’s death, disability, retirement or termination of employment, or a change in control (including a Sale Event);

(vi)subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and

(vii)at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

(viii)All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c)Award Certificate.  Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(d)Indemnification.  Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(e)Minimum Vesting Period.  The vesting period for each stock-based Award and any portion of an Award granted under the Plan must be at least equal to the Minimum Vesting Period; provided, however, nothing in this Section 2(e) shall limit the Administrator’s authority to accelerate the vesting of Awards as set forth in Section 2(b)(v) above; and, provided further, notwithstanding the foregoing, up to 5% of the shares of Stock authorized for issuance under the Plan may be utilized for Unrestricted Stock Awards or other Awards with a vesting period that is less than the Minimum Vesting Period (each such Award, an “Excepted Award”).  Notwithstanding the foregoing, in addition to Excepted Awards, the Administrator may grant Awards that vest (or permit previously granted Awards to vest) within the Minimum Vesting

Period (i) if such Awards are granted as substitute Awards in replacement of other Awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within the Minimum Vesting Period, (ii) if such Awards are annual awards to non-employee directors that occur in connection with the Company’s annual meeting of stockholders then they may vest on the earlier of one (1) year anniversary of grant and the next annual meeting of the Company’s stockholders that is at least fifty (50) weeks after the immediately preceding year’s annual meeting of stockholders.

SECTION 3.	STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)Stock Issuable.

(i)General. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 100,000 shares, subject to adjustment as provided in this Section 3.  For purposes of this limitation, the shares of Stock underlying any awards under the Plan that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Stock that may be issued as Incentive Stock Options.  Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan:  (i) shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof.  In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan.  Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that no more than 100,000 shares of Stock may be issued in the form of Incentive Stock Options.  The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b)Changes in Stock.  Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to Stock Options and Stock Appreciation Rights) as to which such

Stock Options and Stock Appreciation Rights remain exercisable.  The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event.  The adjustment by the Administrator shall be final, binding and conclusive.  No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(c)Mergers and Other Transactions.  In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree.  To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate.  In such case, except as may be otherwise provided in the relevant Award Certificate, all Options and Stock Appreciation Rights with time-based vesting conditions or restrictions that are not vested and/or exercisable immediately prior to the effective time of the Sale Event shall become fully vested and exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event, and all Awards with conditions and restrictions relating to the attainment of performance goals may become earned and vested and the performance-based criteria shall be deemed achieved or fulfilled in connection with a Sale Event in the Administrator’s discretion or to the extent specified in the relevant Award Certificate.  In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights (provided that, in the case of an Option or Stock Appreciation Right with an exercise price equal to or greater than the Sale Price, such Option or Stock Appreciation Right shall be cancelled for no consideration); or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee.  The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards.

(d)Substitute Awards.  The Administrator may grant Awards under the Plan in substitution for stock and stock-based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of property or stock of the employing corporation.  Notwithstanding anything herein to the contrary, the Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate under the circumstances.  Any substitute

Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

(e)Maximum Awards to Non-Employee Directors.  Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Bank to any Non-Employee Director in any calendar year shall not exceed $150,000.  For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.

SECTION 4.	ELIGIBILITY

Grantees under the Plan will be such employees and Non-Employee Directors of the Company and its Affiliates as are selected from time to time by the Administrator in its sole discretion; provided that Awards may not be granted to employees or Directors who are providing services only to any “parent” of the Company, as such term is defined in Rule 405 of the Act, unless (i) the stock underlying the Awards is treated as “service recipient stock” under Section 409A or (ii) the Company has determined that such Awards are exempt from or otherwise comply with Section 409A.

SECTION 5.	STOCK OPTIONS

(a)Award of Stock Options.  The Administrator may grant Stock Options under the Plan.  Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options.  Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code.  To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.  If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(b)Exercise Price.  The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant.  In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.  Notwithstanding the foregoing, Stock Options may be granted with an exercise price per share that is less than 100 percent of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant or (iii) the Stock Option is otherwise compliant with Section 409A.

(c)Option Term.  The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted.  In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(d)Exercisability; Rights of a Stockholder.  Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date.  Subject to Section 2(b)(v), the Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option.  An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e)Method of Exercise.  Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased.  Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Award Certificate:

(i)In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii)Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan.  Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii)By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or

(iv)With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection.  The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee).  In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares.  In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(f)Annual Limit on Incentive Stock Options.  To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.  To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6.	STOCK APPRECIATION RIGHTS

(a)Award of Stock Appreciation Rights.  The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b)Exercise Price of Stock Appreciation Rights.  The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

(c)Grant and Exercise of Stock Appreciation Rights.  Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(d)Terms and Conditions of Stock Appreciation Rights.  Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined on the date of grant by the Administrator.  The term of a Stock Appreciation Right may not exceed ten years.  The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

SECTION 7.	RESTRICTED STOCK AWARDS

(a)Nature of Restricted Stock Awards.  The Administrator may grant Restricted Stock Awards under the Plan.  A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.  Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives.  The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b)Rights as a Stockholder.  Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that any dividends paid by the Company with respect to any unvested Restricted Shares shall accrue and shall not be paid to the grantee unless and until such Restricted Shares vest and, if any such Restricted Shares are forfeited, the grantee shall have no rights to any such accrued dividends.  Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c)Restrictions.  Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate.

(d)Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, if a grantee’s employment (or other Service Relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder.  Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(e)Vesting of Restricted Shares.  The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse.  Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”

SECTION 8.	RESTRICTED STOCK UNITS

(a)Nature of Restricted Stock Units.  The Administrator may grant Restricted Stock Units under the Plan.  A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock (or cash, to the extent explicitly provided for in the Award Certificate) upon the satisfaction of such restrictions and conditions at the time of grant.  Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives.  The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual

Awards and grantees.  Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock.  Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.

(b)Election to Receive Restricted Stock Units in Lieu of Compensation.  The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units.  Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator.  Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein.  The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.  Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

(c)Rights as a Stockholder.  A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of the Restricted Stock Units by the issuance of shares of Stock upon the satisfaction of the applicable restrictions and conditions set forth at the time of grant; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to the provisions of Section 11 and such terms and conditions as the Administrator may determine.

(d)Termination.  Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

SECTION 9.	UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock.  The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan.  An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan.  Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.  The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

SECTION 10.	CASH-BASED AWARDS

Grant of Cash-Based Awards.  The Administrator may grant Cash-Based Awards under the Plan.  A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified performance goals.  The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine.  The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.  Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator.  Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.

SECTION 11.	DIVIDEND EQUIVALENT RIGHTS

(a)Dividend Equivalent Rights.  The Administrator may grant Dividend Equivalent Rights under the Plan.  A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee.  A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units or as a freestanding award; provided, however, that in no event shall a Dividend Equivalent Right be granted as a component of a Stock Option or Stock Appreciation Right.  The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate.  Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents.  Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any.  Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments, but only upon vesting of the Dividend Equivalent Right (or other Award to which it relates).  A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units shall provide that such Dividend Equivalent Right shall be settled only upon vesting of such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.  For the avoidance of doubt, in no event shall any Dividend Equivalent Rights be paid with respect to unvested Awards.

(b)Termination.  Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

SECTION 12.	TRANSFERABILITY OF AWARDS

(a)Transferability.  Except as provided in Section 12(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity.  No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order.  No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b)Administrator Action.  Notwithstanding Section 12(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award.  In no event may an Award be transferred by a grantee for value.

(c)Family Member.  For purposes of Section 12(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d)Designation of Beneficiary.  To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death.  Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator.  If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 13.	TAX WITHHOLDING

(a)Payment by Grantee.  Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income.  The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee.  The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b)Payment in Stock.  The Administrator may require the Company’s tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment.    For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the grantees.  The Administrator may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

SECTION 14.	SECTION 409A AWARDS

Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A.  The Plan and all Awards shall be interpreted in accordance with such intent.  To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A.  In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A.  Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 15.	TERMINATION OF SERVICE RELATIONSHIP, TRANSFER, LEAVE OF ABSENCE, ETC.

(a)Termination of Service Relationship.  If the grantee’s Service Relationship is with an Affiliate and such Affiliate  ceases to be an Affiliate, the grantee shall be deemed to have terminated his or her Service Relationship for purposes of the Plan.

(b)For purposes of the Plan, the following events shall not be deemed a termination of a Service Relationship:

(i)a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or

(ii)an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 16.	AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall materially and adversely affect rights under any outstanding Award without the holder’s consent.  Except as provided in Section 3(c) or 3(d), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash or other Awards.  To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by Company stockholders.  Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(b) or 3(c).

SECTION 17.	STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards.  In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 18.	GENERAL PROVISIONS

(a)No Distribution.  The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b)Issuance of Stock.  To the extent certificated, stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company.  Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records).  Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any evidence of book entry or certificates evidencing shares of Stock pursuant to the exercise or settlement of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded.  Any Stock issued pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded.  The Administrator may place legends on any Stock certificate or notations on any book entry to reference restrictions applicable to the Stock.  In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements.  The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c)Stockholder Rights.  Until Stock is deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d)Other Compensation Arrangements; No Employment Rights.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases.  The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e)Trading Policy Restrictions.  Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(f)Clawback Policy.  Awards under the Plan shall be subject to any applicable clawback policy of the Company, as such may be in effect from time to time.

(g)Regulatory Requirements. The grant and settlement of Awards under the Plan shall be conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 12. U.S. 1828(k), and the rules and regulations promulgated thereunder.

SECTION 19.	EFFECTIVE DATE OF PLAN

This Plan shall become effective upon stockholder approval in accordance with applicable state law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules.  No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 20.	GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the Massachusetts Business Corporation Act as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: March 23, 2021

DATE APPROVED BY STOCKHOLDERS:

ANNUAL MEETING OF SHAREHOLDERS OF RANDOLPH BANCORP, INC. May 24, 2021 PROXY VOTING INSTRUCTIONS INTERNET-Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 4:15 PM EDT on May 24, 2021. MAIL -Sign, date and mail your proxy card in the envelope provided as soon as possible. GO GREEN -e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements, and other eligible documents online, while reducing costs, clutter, and paper waste. Enroll today via www.astfinancial.com to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement, 2020 Annual Report on Form 10-K and proxy card are available at https://randolphbancorp.com/investor-relations/2021-Annual-Meeting Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. 20330300000000000000 3 052421 Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FORALLEXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) 1. Election of Class II directors to serve on our Board for a term of three years and until their respective successors are duly elected and qualified; NOMINEES: Daniel M. Joyce, Kenneth k. Quigley, Jr. and Louis J. Trubiano 2. The ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December31, 2020. 3. The approval of the Randolph Bancorp, Inc. 2021 Equity Incentive Plan. The Board unanimously recommends that you vote: •FOR Proposal1: The election of Daniel M. Joyce, Kenneth k. Quigley, Jr. and Louis J. Trubiano, as Class II directors to serve on our Board for a term of three years and until their respective successors are duly elected and qualified; and • FOR Proposal 2: The ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December31, 2020. FOR AGAINST ABSTAIN • FOR Proposal 3: The approval of the Randolph Bancorp, Inc. 2021 Equity Incentive Plan.

ACTIVE/107341033.10

0 RANDOLPH BANCORP, INC. Proxy for Annual Meeting of Shareholders on May 18, 2020 Solicited on Behalf of the Board of Directors The undersigned hereby appoints William M. Parent , and James G. Welch, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the 2021 Annual Meeting of Shareholders of Randolph Bancorp, Inc., which will be held on May 24, 2021 at 4:00 p.m., local time, by remote communication and at any adjournments or postponements thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF YOU RETURN A PROPERLY EXECUTED PROXY ON WHICH NO SPECIFICATION IS MADE, YOUR SHARES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN THE PROXY STATEMENT AND "FOR" RATIFICATION OF THE APPOINTMENT OF CROWE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS. (Continued and to be signed on the reverse side.) 1.1 14475

ACTIVE/107341033.10